EXHIBIT 99.1

The Parent Company Reports First Quarter 2023 Financial Results

Generates 17% sequential improvement in gross profit resulting in a new gross margin high point of 43%

Workforce reductions completed from January 1, 2022, through March 31, 2023, resulted in approximately $21 million in annualized payroll savings.

Conference call to be held May 15, 2023, at 6:00 p.m. ET.

SAN JOSE, Calif., May 15, 2023 - TPCO Holding Corp. ("The Parent Company" or the “Company") (NEO: GRAM) (OTCQX: GRAMF), a leading consumer-focused California cannabis company, today announced, its financial results for the three-month period ended March 31, 2023 (“Q1 2023). All amounts are expressed in U.S. dollars.

Q1 2023 Financial Highlights

•	Q1 2023 net sales from continuing operations were $18.1 million (excluding bulk wholesale business which was disposed during Q4 2022).
•	Gross profit from continuing operations grew 15.8% to $7.8 million, or 43% of net sales compared to $6.7 million, or 30% of net sales in Q1 2022.
•	Q1 2023 net loss from continuing operations was $16.5 million compared with a Q1 2022 net loss of $33.0 million.
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Adjusted EBITDA loss from continuing operations was $9.3 million in Q1 2023, an 57% improvement from a loss of $21.7 million in Q1 2022. Adjusted EBITDA removes the effects of changes in the fair value of financial instruments, impairment charges, stock-based compensation and other non-cash items.

•	Cash and cash equivalents totaled $76.1 million as of March 31, 2023.

Q1 2023 Operational Highlights

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Enhanced its brand portfolio with the launch of Cruisers, a combination of the Company’s top-performing brands Fun Uncle and DELI. Cruisers is a no-frills, all-FUN brand, designed to bring consumers everyday value on premium products.

	o	Three weeks following its launch, Cruisers became the Company’s top performing brand by revenue across its retail store network.
•	Extended the Company's license agreement with Mirayo by Santana, a line of premium cannabis products curated by ten-time GRAMMY award-winning guitarist and longtime cannabis advocate Carlos Santana.
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Mirayo and The Parent Company recently hosted a launch celebration for Mirayo’s new line of solventless 10mg hash rosin gummies. The gummies are made with all-natural ingredients, with fun flavors such as Guava, Prickly Pear and Raspberry, and were made available at the Company's retail locations across California beginning on May 3, 2023.

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Expanded social equity initiatives with the Company's new Social Equity Ventures ("SEV") Brand Success Program. Initial participants include CRONJA, Substance & Skewville, Peakz, and Disco Jays by MAKR House, each of whom are expected to participate in a 12-week strategic development program designed to provide minority-owned brands with guaranteed shelf space and individualized mentorship from the Company's sales, marketing, retail, and operational teams. In the Brand Success Program SEV brands will learn best practices, operational procedures, and tips that can be applied to any retail outlet nationwide to provide them with the knowledge and opportunity to scale their business, increase brand awareness, build customer loyalty, and expand their retail presence.

•	Bolstered the Company’s senior management team with the promotion of Roz Lipsey to the role of Chief Operating Officer, effective March 31, 2023.

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Management Commentary

“Our strong first quarter results are thanks to the culmination of our team’s effort and the momentum we have generated over the past year positioning the Company as a leader in California,” said Troy Datcher, Chief Executive Officer and Chairman of The Parent Company. “We are just beginning to see the improvement in our profitability as a result of the successful implementation of our strategic plan, as we generated record gross profit and gross margin in the first quarter of 2023. This demonstrates the value of our omni-channel retail platform and its ability to deliver improved margins as well as strengthen our relationship with our customers.”

Mr. Datcher added, “We are committed to investing in innovation and customer engagement and throughout the quarter we announced several exciting brand developments. We previously shared that we were thrilled to have extended our license agreement with Mirayo by Santana, whose authenticity and commitment to delivering innovative and high-quality products make them one of our most valued partners. Recently, our team also celebrated the launch of our new brand line Cruisers, a combination of our top-performing Fun Uncle and DELI brands into one line that will better deliver our quality products at consumer-friendly price points. We remain firm in our belief that building top brands is integral to future success and will continue to connect with consumers throughout their cannabis journey.”

Mr. Datcher concluded, “2023 is off to a great start and we intend to further accelerate our path to profitability through our proposed transformative merger of equals with Gold Flora. Integration planning is already underway to realize the substantial synergies through our combined platform. Together, we are executing on additional cost-saving measures that will best utilize our proven brand expertise and their premium cultivation and optimized production capabilities to drive efficiency and fuel margin expansion. California has one of the most important cannabis cultures in the world, it is a privilege to operate here, and we look forward to seizing the amazing opportunities achievable as a combined company. Today, we are more excited than ever about the future of our company.”

Gold Flora Transaction Update

On February 22, 2023, the Company announced it had entered into a definitive business combination agreement (the "Merger Agreement") with Gold Flora, another leading vertically-integrated California cannabis company, to combine in an all-stock merger.

Integration analysis has begun at both companies, and it is expected the combined company, with its comprehensive vertical integration, would achieve between $20-$25 million annualized cost savings, through benefits such as enhanced scaled and supply chain optimization. Initially the Company is focused on further optimizing its planned combined operations to drive efficiencies. From the period beginning January 1, 2022, through to March 31, 2023, the Company has achieved approximately $21 million in annualized payroll savings through the optimization of its workforce. In parallel, through commercial arrangements the Company has already started to leverage the benefits of Gold Flora’s vertical operations for additional cost savings, cash management, as well as improved production performance over the Parent Company’s current outsourcing model, including:

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Utilization of Gold Flora’s new cultivation environment to flower source specific genetics for more “genetic directional” brands, to deliver enhanced genetic consistency and predictability to consumers,

•	Movement of vape pens and certain pre-roll products to Gold Flora’s production lines to further contain costs and improve margins,
•	Shifting product development and innovation to Gold Flora’s platform to accelerate research and development timeframes for brands, and

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Further details regarding the Merger Agreement and the strategic benefits and rationale for our proposed business combination with Gold Flora, can be found in the Company's preliminary proxy statement and management information circular filed with the U.S. Securities and Exchange Commission on dated May 2, 2023.

Q1 2023 Financial Results

in thousands	Q1 2023	Q4 2022	QoQ% Change	Q1 2022	YoY% Change
Net Sales (1)	$18,054	$19,963	-9.6%	$22,440	-19.5%
Gross Profit	$7,781	$6,652	17%	$6,717	15.8%
Gross Margin	43%	33%	*	30%	*
Net loss and comprehensive loss	$(16,510)	$(41,036)	*	$(32,990)	*
Adjusted EBITDA	$(9,302)	$(14,406)	*	$(21,728)	*

(1) All amounts above from continuing operations

*  Information is not meaningful.

The Company’s consolidated financial statements, as well as its accompanying management discussion and analysis of financial condition and results of operations (“MD&A”) have been included in its Quarterly Report on Form 10-Q filed on EDGAR (www.sec.gov) as well as SEDAR (www.sedar.com). Please refer to The Parent Company’s MD&A for additional detail and discussion on the Company’s results from operations.

Conference Call

The Parent Company will host a conference call today, May 15, 2023, to discuss these results. Troy Datcher, Chief Executive Officer, Mike Batesole, Chief Financial Officer, and Roz Lipsey, Chief Operating Officer will host the call starting at 6:00 p.m. Eastern time. A question-and-answer session will follow management’s prepared remarks.

CONFERENCE CALL DETAILS
DATE:	Monday, May 15th, 2023
TIME:	6:00 p.m. Eastern Time
WEBCAST:	Click Here
DIAL-IN NUMBER:	1 (416) 764-8609 or 1 (888) -390-0605
CONFERENCE ID:	51221056
REPLAY:	1 (416) 764-8677 or 1 (888) 390-0541 Available until 12:00 midnight Eastern Time Monday, May 22, 2023 Replay Code: 221056 #

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Financial results and analyses are also available on the Company’s website (ir.theparent.co).

About The Parent Company

The Parent Company is a leading consumer-focused, vertically integrated cannabis company with twelve retail locations, one delivery hub and a curated product portfolio, including Monogram by Shawn "JAY-Z" Carter, Caliva, Mirayo by Santana and Cruisers.

The Parent Company is committed to leveraging its status to help build a more equitable cannabis industry. Its social equity venture fund aims to eliminate systematic barriers to entry and provide minority entrepreneurs with meaningful participation, growth, and leadership opportunities in the multibillion-dollar legal cannabis industry.

Shares of The Parent Company common stock are traded on NEO Exchange under the ticker symbol "GRAM" and on the OTCQX under the ticker symbol "GRAMF."

For the latest news, activities, and media coverage, please visit www.theparent.co or connect with us on Instagram, LinkedIn, and Twitter.

References to information included on, or accessible through, websites and social media platforms do not constitute incorporation by reference of the information contained at or available through such websites or social media platforms, and you should not consider such information to be part of this press release.

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Forward Looking Statements

This press release contains forward-looking information within the meaning of applicable securities legislation which reflects The Parent Company's current expectations regarding future events. The words "will", "expects", "intends", "believes" and similar expressions are often intended to identify forward looking information, although not all forward-looking information contains these identifying words.

Specific forward-looking information contained in this press release includes, but is not limited to the Company’s (i) future financial performance, including, without limitation, statements regarding the Company’s expected reduction in costs and timing thereof; (ii) capacity to achieve profitability; (iii) ability of to execute on its growth strategies, including those associated with the recently extended license agreement for the Mirayo by Santana brand; (iv) statements relating to the proposed combination with Gold Flora, including potential synergies associated with that transaction and prospects of the combined operation, and (v) expectations regarding future corporate development activities. Forward-looking information is based on a number of assumptions and is subject to a number of risks and uncertainties, many of which are beyond The Parent Company's control, which could cause actual results and events to differ materially from those that are disclosed in or implied by such forward looking information. Such risks and uncertainties include, but are not limited to: changes in general economic conditions including the impact of increasing inflation, the continued significant price compression in flower and distillate oil in the California market, competition in both our wholesale and omni-channel retail channels, business and political conditions, changes in applicable laws, the U.S. and Canadian regulatory landscapes and enforcement related to cannabis, changes in public opinion and perception of the cannabis industry, reliance on the expertise and judgment of senior management, as well as the factors discussed under the heading "Risk Factors" in The Parent Company's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 29, 2023 and in the Company's periodic reports subsequently filed with the SEC and in the Company's filings on SEDAR at www.sedar.com. The Parent Company undertakes no obligation to update such forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.

Additional Information and Where to Find It

In connection with the Company’s proposed business combination with Gold Flora LLC (the “Business Combination”),on May 2, 2023 The Parent Company has filed a preliminary proxy statement and information circular (the “Preliminary Circular”) with the U.S. Securities and Exchange Commission (the “SEC”) and will file a definitive Circular (the “Definitive Circular”) with the SEC. Additionally, The Parent Company and Gold Flora will file other relevant materials in connection with the proposed Business Combination with applicable securities regulatory authorities. Investors and security holders of The Parent Company are urged to carefully read the entire Definitive Circular (including any supplements to the Circular) when such document becomes available before making any voting decision with respect to the Business Combination because the Definitive Circular will contain important information about the proposed Business Combination and the parties to the Business Combination. The Definitive Circular, when available, will be mailed to the Company’s shareholders.

Investors and security holders of the Company will also be able to obtain a free copy of the Definitive Circular, as well as other relevant filings containing information about the Company and the Business Combination, without charge, at the website of the SEC at www.sec.gov and on the Company’s SEDAR profile, or from the Company by going to the Company’s Investor Relations page on its website at https://ir.theparent.co/financials/sec-filings/default.aspx.

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Participants in the Solicitation

The Parent Company, Gold Flora and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of The Parent Company proxies in respect of the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to The Parent Company shareholders in connection with the Business Combination are set forth in Preliminary (and will be set forth in the Definitive Circular when available) the Circular. Other information regarding the participants in the Company’s proxy solicitation and a description of their direct and indirect interests in the Business Combination, by security holdings or otherwise, is also contained in the Preliminary Circular. Copies of the  Preliminary Circular (and the Definitive Circular when available) and the other documents The Parent Company has filed or will file with the SEC related to the proposed transaction may be obtained, free of charge, from the SEC, SEDAR or the Company as described in the preceding paragraph.

Non-GAAP Financial Measures

This news release contains the non-GAAP financial measure “Adjusted EBITDA,” which is not recognized under GAAP and does not have a standardized meaning prescribed by GAAP. As a result, this measure may not be comparable to similar measures presented by other companies. For a reconciliation of “Adjusted EBITDA” to the most directly comparable financial information presented in the Financial Statements in accordance with GAAP, see the section entitled “Reconciliation of Non-GAAP Measures” below.

Adjusted EBITDA

We believe Adjusted EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define Adjusted EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization (EBITDA) adjusted to exclude extraordinary items, non-recurring items and, other non-cash items, including, but not limited to (i) stock-based compensation expense, (ii) fair value change in contingent consideration and investments measured at Fair Value Through Profit and Loss (“FVTPL”) (iii) non-recurring legal and professional fees, human-resources, inventory and collections-related expenses, (iv) non-recurring tax charges (v) intangible and goodwill impairments and loss on disposal of assets, (vi) transaction costs related to merger and acquisition activities, and (vii) non-cash sales and marketing expenses.

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Reconciliation of Non-GAAP Measures

	Three-months ended
	March 31, 2023	March 31, 2022

Net loss and comprehensive loss from continuing	$(16,510,009)	$(32,990,313)
Income taxes from continuing operations	714,408	286,700
Depreciation and amortization from continuing operations	2,724,831	5,990,354
Interest expense from continuing operations	1,263,928	1,250,568
EBITDA	(11,806,842)	(25,462,691)
Adjustments:
Share based compensation expense	1,665,220	2,242,077
Other non-recurring items:
Fair value change of contingent consideration	745,201	(388,622)
Change in fair value of investments at fair value through profit or loss	-	(297,864)
Loss on disposal of assets	93,94	-
De-SPAC costs	-	2,178,536
Adjusted EBITDA	$(9,302,477)	$(21,728,564)

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the U.S. Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute, or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable U.S. federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve The Parent Company of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against the Company. The enforcement of federal laws in the United States is a significant risk to the business of The Parent Company and any proceedings brought against the Company thereunder may adversely affect the Company’s operations and financial performance.

Investor Contact:

Rob Kelly

MATTIO Communications

tpco@mattio.com

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